UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 14, 2012

TRUNKBOW INTERNATIONAL HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-1485933	26-3552213
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Unit 1217-1218, 12F of Tower B, Gemdale Plaza,

No. 91 Jianguo Road, Chaoyang District, Beijing,

People’s Republic of China 100022

(Address of Principal Executive Offices)

(86) 10 85712518

Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 14, 2012, Trunkbow International Holdings Limited (the “Company”) announced that its special committee of the board of directors has retained Shearman & Sterling LLP as its legal counsel and Duff & Phelps, LLC as its financial advisor to assist it in consideration of a proposal from Hou Wanchun, Chairman of the board of directors of the Company, and Li Qiang, Chief Executive Officer and a director of the Company (together, the “Consortium Members”), pursuant to which the Consortium Members propose to acquire all of the outstanding shares of the Company’s common stock (the “Shares”) not beneficially owned by the Consortium Members at a price of US$1.46 per Share in cash, and any potential alternative transactions involving the Company.

A copy of the press release is filed herewith as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release, dated November 14, 2012

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2012	TRUNKBOW INTERNATIONAL HOLDINGS LIMITED

By: /s/ Yuanjun Ye
Name: Yuanjun Ye
Title: Chief Financial Officer

3

EXHIBIT INDEX

Exhibit	Description
99.1	Press release, dated November 14, 2012

4